UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 9, 2007

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 9, 2007, the Board of Directors of Integrated Electrical Services, Inc. (the "Company") adopted the Amended and Restated 2006 Equity Incentive Plan (the"Plan") which modified the existing 2006 Equity Incentive Plan to authorize the granting of phantom share awards which, subject to conditions set by the Human Resources and Compensation Committee of the Board of Directors (the "Committee"), if any, may result in the payment of a specified number of shares of the Company"s common stock, par value $0.01 per share (the "Company Common Stock"), restricted Company Common Stock or pay an amount of cash equal to the fair market value of a specified number of shares of Company Common Stock in the future. The Plan also now allows for the granting of performance awards which shall be denominated as a cash amount at the time of grant and confer on the participant the right to receive payment of all or a part of such award upon the achievement of established goals during such periods of time as the Committee may establish.The Plan, as modified, allows non-employee Directors who so elect to receive any or all of his or her cash retainer or meeting fees in shares of the Company's Common Stock.

Also on October 9, 2007, the Board of Directors amended the 2007 Deferred Compensation Plan to allow the Committee to designate a group of certain officers and key employees to elect to defer pre-determined amounts into the Plan that would be matched 25% by contributions made by the Company. Concurrently with the amendment the Committee designated all Headquarters employees who hold the positions of director or above to defer amounts up to 10% of their annual salary (which may be deferred from either annual salary or incentive bonuses) and receive a Company funded match of 25% of such amounts deferred. The Committee also authorized Company paid supplemental life insurance for officers subject to Section 16(b) of the Securities Act of 1934 of five times annual base salary for the Chief Executive Officer and three times annual base salary for principal officers. Finally, the Committee authorized the institution of annual Company paid physical for all officers subject to Section 16(b) of the Securities Act of 1934 as well as principal officers.

The foregoing descriptions of the Plan, the amended Deferred Compensation Plan and the Term Life Insurance Plan are qualified in their entirety by reference to the plans which are incorporated herein by reference and attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated 2006 Equity Incentive Plan
10.2	Amended Deferred Compensation Plan
10.3	Term Life Insurance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By:  /s/ Curt L. Warnock

Curt L. Warnock

Senior Vice President and General Counsel

Date: October 17, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated 2006 Equity Incentive Plan
10.2	Amended Deferred Compensation Plan
10.3	Term Life Insurance Plan